Exhibit 99.1

ANIXTER INTERNATIONAL INC. REPORTS RECORD QUARTERLY SALES AND STRONG EARNINGS GROWTH

•	Diluted EPS of $1.40 and adjusted diluted EPS of $1.61, up 23.8%

•	Record quarterly sales of $2.2 billion, up 8.1%, including record third quarter sales in all segments

•	Organic sales growth of 7.4%, driven by organic growth in all segments and geographies

•	YTD cash flow from operations of $102.8 million

GLENVIEW, IL, (Business Wire) October 23, 2018 - Anixter International Inc. (NYSE: AXE) today reported results for the 2018 third quarter ended September 28, 2018. Sales increased 8.1% to $2.2 billion versus $2.0 billion in the third quarter of 2017. Operating income increased 10.8% to $89.5 million, net income increased 26.5% to $47.6 million, and diluted earnings per share increased 26.1% to $1.40, all versus the prior year quarter, respectively. Both the current and prior year quarters had 63 billing days. Unless otherwise noted, all comparisons are versus the prior year quarter.

Current quarter sales included the favorable impact of the security acquisitions completed in the second quarter of 2018 and unfavorable impacts due to the lower average price of copper and fluctuation in foreign currencies. Adjusting for these impacts, organic sales increased 7.4% as detailed in the table on page 9 of this release.

Gross profit increased 6.8% to $424.1 million. Gross margin of 19.5% decreased by 10 basis points sequentially and 20 basis points year-over-year.

Operating expense of $334.6 million compares to $316.4 million. Operating expense was 15.4% of sales, a 30 basis point improvement versus 15.7% in the prior year.

Please refer to the tables on pages 9 - 14 for the reconciliations of our reported results prepared in accordance with U.S. GAAP to the non-GAAP measures. Unless otherwise noted, all non-GAAP financial metrics that follow exclude the expense items detailed on page 11 of this release.

Adjusted operating expense of $324.3 million compares to $306.5 million, a 5.8% increase. This increase was driven by approximately $8 million of incremental expense from the acquisitions, higher volume, inflationary impacts mostly from freight and medical costs, and growth investments, including ongoing investment in technology. The corresponding adjusted operating expense ratio of 14.9% of sales improved 30 basis points compared to 15.2% in the prior year, reflecting strong expense discipline.

Adjusted operating income increased 10.1% to $99.8 million. The corresponding adjusted operating margin improved 10 basis points to 4.6%. Adjusted EBITDA increased 8.4% to $111.2 million. The corresponding adjusted EBITDA margin of 5.1% is flat compared to prior year. Adjusted net income increased 23.8% to $54.8 million and adjusted diluted earnings per share increased 23.8% to $1.61.

"Our strong sales performance was broad-based, with record third quarter sales in all segments and organic growth in all segments and geographies. Growth was driven by an acceleration in our complex services and global project businesses, our security acquisitions, and strategic initiatives including security, wireless and professional audio video," commented Bill Galvin, President and Chief Executive Officer. "Despite challenging macro economic factors including tariffs, wage increases and broader inflationary pressures, our top priority remains improving profitability through gross margin initiatives combined with our focus on cost structure, as we balance expense discipline with growth investments in the business. Turning to overall results, we were pleased to deliver strong growth of 23.8% in adjusted diluted earnings per share."

Segment Update

Network & Security Solutions ("NSS") reported record third quarter sales of $1,138.0 million, an increase of 8.5%, or 6.4% on an organic basis. NSS security sales of $489.8 million, which represents approximately 43% of segment sales, increased 12.3%.

NSS operating income of $75.0 million compares to $67.5 million and NSS adjusted operating income increased 12.8% to $80.3 million.

NSS adjusted EBITDA increased 12.9% to $81.6 million. The corresponding adjusted EBITDA margin increased 30 basis points to 7.2%, resulting in adjusted EBITDA leverage of 1.5 times.

Electrical & Electronic Solutions (“EES”) reported record third quarter sales of $597.4 million, an increase of 7.6%, or 9.0% on an organic basis. EES operating income increased 27.1% to $34.1 million and EES adjusted operating income increased 23.1% to $35.6 million. EES adjusted EBITDA increased 22.9% to $36.5 million. The corresponding adjusted EBITDA margin increased 70 basis points to 6.1%, driven by strong expense leverage and resulting in adjusted EBITDA leverage of 3.0 times.

Utility Power Solutions (“UPS”) reported record third quarter sales of $443.6 million, an increase of 7.6%, or 8.1% on an organic basis.

UPS operating income of $19.9 million compares to $19.8 million and UPS adjusted operating income of $23.1 million was flat with prior year. UPS adjusted EBITDA of $24.1 million, or 5.4% of sales, compares to $24.8 million, or 6.0% of sales in the prior year. The change in margin was caused primarily by customer mix combined with inflationary pressures on product costs and freight expense.

Cash Flow and Capital Allocation
We have generated $102.8 million of cash flow from operations year-to-date, compared to $110.1 million in the prior year-to-date period reflecting increased working capital investment to support growth in the business. Excluding the current portion of our long-term debt, working capital was 17.4% of sales, which compares to 18.2% in the prior year quarter. We invested $32.0 million in capital expenditures year-to-date 2018, which compares to $30.9 million in the comparable year-ago period, reflecting higher capital investment in facilities and technology.

Key capital structure and credit-related statistics for the quarter:

•	Debt-to-total capital ratio of 44.7%, compared to 46.1% at the end of 2017

•	Debt-to-adjusted EBITDA ratio of 3.1 times, flat with year-end 2017

•	Weighted average cost of borrowed capital of 5.4%, compared to 5.6% at the end of 2017

•	$701.2 million available under secured accounts receivable, inventory facilities and revolving lines of credit

Outlook
"As we look ahead to the fourth quarter, we are optimistic that solid sales growth will continue, reflecting momentum across the business and a solid demand environment, tempered by uncertainty caused by economic policies. Based on current conditions, we estimate fourth quarter 2018 organic sales growth in the 4.5 - 5.5% range, against a strong fourth quarter of 2017. For the full year, we are increasing the low end of our range by 100 basis points, and now estimate full year 2018 sales growth of 4.5 - 5.0%. As a result of our stronger sales outlook and the working capital required to support that growth, we now estimate cash flow from operations of $160 - $180 million and capital investment of $45 - $50 million," commented Ted Dosch, EVP and Chief Financial Officer."

Dosch continued, "As we move into the fourth quarter and 2019, we are focused on the significant opportunity to leverage our unique set of products and innovative solutions across our global network. Through our customer access strategy, combined with our comprehensive services offerings, we are positioned for sustainable revenue growth. We have strategies in place to enhance gross margin and improve our expense structure, with the goal of improving the profitability of the business, generating significant cash flow and creating value for all of our stakeholders."

Financial Results

	Three Months Ended			Nine Months Ended
(In millions, except per share amounts)	September 28, 2018	September 29, 2017	Percent Change	September 28, 2018	September 29, 2017	Percent Change
Net Sales	$2,179.0	$2,016.4	8%	$6,281.1	$5,913.6	6%
Operating Income	$89.5	$80.8	11%	$222.4	$232.3	(4)%
Net Income	$47.6	$37.6	26%	$114.5	$108.6	6%
Diluted Earnings Per Share	$1.40	$1.11	26%	$3.36	$3.20	5%
Diluted Weighted Shares	34.1	34.0	—%	34.1	34.0	—%

Conference Call Details
Today's conference call to discuss these results will begin at 9:30 a.m. Central Time. The call will be available as a live audio webcast and can be accessed at the Investor Relations portion of our website at anixter.com/investor. Dial-in numbers for the call are as follows:

U.S./Canada toll-free dial-in:    (833) 235-7649
International dial-in:        (647) 689-4538
Conference ID:             125 3519

A replay of the call will be available at anixter.com/investor for 15 days following the call. Prior to the beginning of the call a supplemental presentation titled “Third Quarter 2018 Highlights and Operating Results” will be available on the Investor Relations section of our website.

About Anixter
Anixter International is a leading global distributor of Network & Security Solutions, Electrical & Electronic Solutions and Utility Power Solutions. We help build, connect, protect, and power valuable assets and critical infrastructures. From enterprise networks to industrial MRO supply to video surveillance applications to electric power distribution, we offer full-line solutions, and intelligence, that create reliable, resilient systems that sustain businesses and communities. Through our unmatched global distribution network along with our supply chain and technical expertise, we help lower the cost, risk and complexity of our customers’ supply chains.

Anixter adds value to the distribution process by providing over 135,000 customers access to 1) innovative supply chain solutions, 2) over 600,000 products and over $1.0 billion in inventory, 3) 310 warehouses/branch locations with approximately 9.0 million square feet of space and 4) locations in over 300 cities in approximately 50 countries.  Founded in 1957 and headquartered near Chicago, Anixter trades on the New York Stock Exchange under the symbol AXE.

Safe Harbor Statement
The statements in this release other than historical facts are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of factors that could cause our actual results to differ materially from what is indicated here. These factors include but are not limited to general economic conditions, the level of customer demand particularly for capital projects in the markets we serve, changes in supplier relationships or in supplier sales strategies or financial viability, risks associated with the sale of nonconforming products and services, political, economic or currency risks related to foreign operations, inventory obsolescence, copper price fluctuations, customer viability, risks associated with accounts receivable, the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, information security risks, risks associated with substantial debt and restrictions contained in financial and operating covenants in our debt agreements, the impact and the uncertainty concerning the timing and terms of the withdrawal by the United Kingdom from the European Union, unanticipated change in our tax provision and tax liabilities related to the enactment of the Tax Cuts and Jobs Act and risks associated with integration of acquired companies, including, but not limited to, the risk that the acquisitions may not provide us with the synergies or other benefits that were anticipated. These uncertainties may cause our actual results to be materially different than those expressed in any forward looking statements.  We do not undertake to update any forward looking statements.  Please see our Securities and Exchange Commission (“SEC”) filings for more information.

Non-GAAP Financial Measures
In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) above, this release includes certain financial measures computed using non-GAAP components as defined by the SEC. Specifically, net sales comparisons to the prior corresponding period, both worldwide and in relevant segments, are discussed in this release both on an U.S. GAAP and non-GAAP basis. We believe that by providing non-GAAP organic growth, which adjusts for the impact of acquisitions (when applicable), foreign exchange fluctuations, copper prices and the number of billing days (when applicable), both management and investors are provided with meaningful supplemental sales information to understand and analyze our underlying trends and other aspects of our financial performance. Historically and from time to time, we may also exclude other items from reported financial results (e.g., impairment charges, inventory adjustments, restructuring charges, tax items, currency devaluations, pension settlements, etc.) in presenting adjusted operating expense, adjusted operating income, adjusted income taxes and adjusted net income so that both management and financial statement users can use these non-GAAP financial measures to better understand and evaluate our performance period over period and to analyze the underlying trends of our business. We have also excluded amortization of intangible assets associated with purchase accounting from acquisitions from the adjusted amounts for comparison of the non-GAAP financial measures period over period.

EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before foreign exchange and other non-operating expense and non-cash stock-based compensation, excluding the other items from reported financial results, as defined above. Adjusted EBITDA leverage is defined as the percentage change in Adjusted EBITDA divided by the percentage change in net sales. We believe that adjusted operating income, EBITDA, Adjusted EBITDA and Adjusted EBITDA leverage provide relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business segment performance. Adjusted operating income provides an understanding of the results from the primary operations of our business by excluding the effects of certain items that do not reflect the ordinary earnings of our operations. We use adjusted operating income to evaluate our period-over-period operating performance because we believe this provides a more comparable measure of our continuing business excluding certain items that are not reflective of expected ongoing operations. This measure may be useful to an investor in evaluating the underlying performance of our business. EBITDA provides us with an understanding of earnings before the impact of investing and financing charges and income taxes. Adjusted EBITDA further excludes the effects of foreign exchange and other non-cash stock-based compensation, and certain items that do not reflect the ordinary earnings of our operations and that are also excluded for purposes of calculating adjusted net income, adjusted earnings per share and adjusted operating income. EBITDA and Adjusted EBITDA are used by our management for various purposes including as measures of performance of our operating segments and as a basis for strategic planning and forecasting. Adjusted EBITDA and Adjusted EBITDA leverage may be useful to an investor because this measure is widely used to evaluate a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending on the accounting methods, book value of assets, capital structure and the method by which the assets were acquired, among other factors. They are not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with U.S. GAAP.

Non-GAAP financial measures provide insight into selected financial information and should be evaluated in the context in which they are presented. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. The non-GAAP financial measures should be considered in conjunction with the Condensed Consolidated Financial Statements, including the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

INVESTOR CONTACTS

Ted Dosch	Kevin Burns	Lisa M. Gregory, CFA
EVP - Finance & CFO	SVP - Global Finance	VP - Investor Relations
(224) 521-4281	(224) 521-8258	(224) 521-8895

Additional information about Anixter is available at www.anixter.com

ANIXTER INTERNATIONAL INC.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017

(In millions, except per share amounts)
Net sales	$2,179.0	$2,016.4	$6,281.1	$5,913.6
Cost of goods sold	1,754.9	1,619.2	5,053.1	4,741.0
Gross profit	424.1	397.2	1,228.0	1,172.6
Operating expenses	334.6	316.4	1,005.6	940.3
Operating income	89.5	80.8	222.4	232.3
Other expense:
Interest expense	(19.3)	(18.9)	(56.5)	(55.7)
Other, net	(1.6)	0.5	(2.6)	(0.5)
Income before income taxes	68.6	62.4	163.3	176.1
Income tax expense	21.0	24.8	48.8	67.5
Net income	$47.6	$37.6	$114.5	$108.6
Income per share:
Basic	$1.41	$1.12	$3.39	$3.24
Diluted	$1.40	$1.11	$3.36	$3.20

Weighted-average common shares outstanding:
Basic	33.8	33.6	33.8	33.6
Diluted	34.1	34.0	34.1	34.0

Reportable Segments
Net sales:
Network & Security Solutions	$1,138.0	$1,049.2	$3,229.1	$3,063.5
Electrical & Electronic Solutions	597.4	555.0	1,771.4	1,643.9
Utility Power Solutions	443.6	412.2	1,280.6	1,206.2
	$2,179.0	$2,016.4	$6,281.1	$5,913.6
Operating income:
Network & Security Solutions	$75.0	$67.5	$194.6	$194.2
Electrical & Electronic Solutions	34.1	26.8	101.1	84.3
Utility Power Solutions	19.9	19.8	54.2	57.3
Corporate	(39.5)	(33.3)	(127.5)	(103.5)
	$89.5	$80.8	$222.4	$232.3

ANIXTER INTERNATIONAL INC.
Condensed Consolidated Balance Sheets
	(Unaudited)
	September 28, 2018	December 29, 2017
(In millions)

ASSETS
Current assets:
Cash and cash equivalents	$69.9	$116.0
Accounts receivable, net	1,637.5	1,434.2
Inventories	1,363.6	1,238.7
Other current assets	45.6	44.9
Total current assets	3,116.6	2,833.8
Property and equipment, net	162.1	154.3
Goodwill	833.4	778.1
Intangible assets, net	405.0	378.8
Other assets	108.5	107.2
Total assets	$4,625.6	$4,252.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,298.7	$1,081.6
Accrued expenses	303.6	269.2
Current portion of long-term debt	349.3	—
Total current liabilities	1,951.6	1,350.8
Long-term debt	914.4	1,247.9
Other liabilities	195.5	194.5
Total liabilities	3,061.5	2,793.2
Total stockholders' equity	1,564.1	1,459.0
Total liabilities and stockholders' equity	$4,625.6	$4,252.2

ANIXTER INTERNATIONAL INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended
	September 28, 2018	September 29, 2017
(In millions)

Operating activities:
Net income	$114.5	$108.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	23.3	21.5
Amortization of intangible assets	28.6	27.1
Stock-based compensation	15.0	13.3
Deferred income taxes	0.1	1.3
Accretion of debt discount	1.8	1.7
Amortization of deferred financing costs	1.2	1.6
Pension plan contributions	(5.8)	(14.8)
Pension plan expenses	3.2	7.9
Changes in current assets and liabilities, net	(74.8)	(53.9)
Other, net	(4.3)	(4.2)
Net cash provided by operating activities	102.8	110.1
Investing activities:
Acquisitions of businesses, net of cash acquired	(149.9)	—
Capital expenditures, net	(32.0)	(30.9)
Other	9.1	—
Net cash used in investing activities	(172.8)	(30.9)
Financing activities:
Proceeds from borrowings	2,036.8	1,324.2
Repayments of borrowings	(2,020.5)	(1,370.9)
Repayments of Canadian term loan	—	(70.9)
Proceeds from stock options exercised	1.5	3.5
Other, net	—	(0.2)
Net cash provided by (used in) financing activities	17.8	(114.3)
Decrease in cash and cash equivalents	(52.2)	(35.1)
Effect of exchange rate changes on cash balances	6.1	(3.1)
Cash and cash equivalents at beginning of period	116.0	115.1
Cash and cash equivalents at end of period	$69.9	$76.9

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited)

Third Quarter 2018 Sales Growth Trends
	Q3 2018				Q3 2017
(In millions)	As Reported	Foreign Exchange Impact	Copper Impact	As Adjusted	As Reported	Acquisitions Impact	Adjusted for Acquisitions	Organic Growth/ (Decline)
Network & Security Solutions
North America	$854.0	$3.7	$—	$857.7	$818.5	$—	$818.5	4.8%
EMEA	100.6	1.0	—	101.6	88.9	1.0	89.9	13.2%
Emerging Markets	183.4	6.4	—	189.8	141.8	29.9	171.7	10.5%
NSS	$1,138.0	$11.1	$—	$1,149.1	$1,049.2	$30.9	$1,080.1	6.4%

Electrical & Electronic Solutions
North America	$476.4	$3.4	$2.6	$482.4	$433.8	$—	$433.8	11.2%
EMEA	60.0	0.3	—	60.3	67.1	—	67.1	(10.2)%
Emerging Markets	61.0	1.0	0.3	62.3	54.1	—	54.1	15.3%
EES	$597.4	$4.7	$2.9	$605.0	$555.0	$—	$555.0	9.0%

Utility Power Solutions
North America	$443.6	$1.7	$0.1	$445.4	$412.2	$—	$412.2	8.1%
UPS	$443.6	$1.7	$0.1	$445.4	$412.2	$—	$412.2	8.1%

Total	$2,179.0	$17.5	$3.0	$2,199.5	$2,016.4	$30.9	$2,047.3	7.4%

Geographic Sales
North America	$1,774.0	$8.8	$2.7	$1,785.5	$1,664.5	$—	$1,664.5	7.3%
EMEA	160.6	1.3	—	161.9	156.0	1.0	157.0	3.2%
Emerging Markets	244.4	7.4	0.3	252.1	195.9	29.9	225.8	11.6%
Total	$2,179.0	$17.5	$3.0	$2,199.5	$2,016.4	$30.9	$2,047.3	7.4%

Note: There were 63 billing days in the third quarter of 2018 and 2017. Adjustment for billing days unnecessary.

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited)

September Year-to-Date 2018 Sales Growth Trends
	YTD 2018				YTD 2017
(In millions)	As Reported	Foreign Exchange Impact	Copper Impact	As Adjusted	As Reported	Acquisitions Impact	Adjusted for Acquisitions	Organic Growth/ (Decline)
Network & Security Solutions
North America	$2,475.4	$(3.1)	$—	$2,472.3	$2,403.6	$—	$2,403.6	2.9%
EMEA	303.8	(11.5)	—	292.3	268.3	1.2	269.5	8.5%
Emerging Markets	449.9	4.1	—	454.0	391.6	41.2	432.8	4.9%
NSS	$3,229.1	$(10.5)	$—	$3,218.6	$3,063.5	$42.4	$3,105.9	3.6%

Electrical & Electronic Solutions
North America	$1,392.9	$(2.4)	$(15.4)	$1,375.1	$1,291.6	$—	$1,291.6	6.5%
EMEA	198.4	(10.2)	(1.9)	186.3	193.4	—	193.4	(3.7)%
Emerging Markets	180.1	0.1	(1.4)	178.8	158.9	—	158.9	12.5%
EES	$1,771.4	$(12.5)	$(18.7)	$1,740.2	$1,643.9	$—	$1,643.9	5.9%

Utility Power Solutions
North America	$1,280.6	$(1.5)	$(0.5)	$1,278.6	$1,206.2	$—	$1,206.2	6.0%
UPS	$1,280.6	$(1.5)	$(0.5)	$1,278.6	$1,206.2	$—	$1,206.2	6.0%

Total	$6,281.1	$(24.5)	$(19.2)	$6,237.4	$5,913.6	$42.4	$5,956.0	4.7%

Geographic Sales
North America	$5,148.9	$(7.0)	$(15.9)	$5,126.0	$4,901.4	$—	$4,901.4	4.6%
EMEA	502.2	(21.7)	(1.9)	478.6	461.7	1.2	462.9	3.4%
Emerging Markets	630.0	4.2	(1.4)	632.8	550.5	41.2	591.7	6.9%
Total	$6,281.1	$(24.5)	$(19.2)	$6,237.4	$5,913.6	$42.4	$5,956.0	4.7%

Note: There were 191 billing days September YTD in 2018 and 2017. Adjustment for billing days unnecessary.

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

(In millions, except per share amounts)	Positive (Negative) impact
	Three Months Ended		Nine Months Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017

Items impacting comparability of results:
Items impacting operating expense and operating income:
Amortization of intangible assets	$(9.6)	$(9.1)	$(28.6)	$(27.1)
Restructuring charge	(0.2)	—	(9.4)	—
Acquisition and integration costs	(0.3)	(0.8)	(2.9)	(0.8)
CEO retirement agreement expense	—	—	(2.6)	—
U.K. facility relocation costs	(0.2)	—	(0.8)	—
Total of items impacting operating expense and operating income	$(10.3)	$(9.9)	$(44.3)	$(27.9)
Total of items impacting pre-tax income	$(10.3)	$(9.9)	$(44.3)	$(27.9)
Items impacting income taxes:
Tax impact of items impacting pre-tax income above	$3.1	$3.3	$11.1	$9.1
Reversal of deferred income tax valuation allowances	—	—	1.8	—
Tax expense related to domestic permanent tax differences	—	—	(0.5)	—
Total of items impacting income taxes	$3.1	$3.3	$12.4	$9.1
Net income impact of these items	$(7.2)	$(6.6)	$(31.9)	$(18.8)
Diluted EPS impact of these items	$(0.21)	$(0.19)	$(0.94)	$(0.55)

U.S. GAAP to Non-GAAP Net Income and EPS Reconciliation:
Net income – U.S. GAAP	$47.6	$37.6	$114.5	$108.6
Items impacting net income	7.2	6.6	31.9	18.8
Net income – Non-GAAP	$54.8	$44.2	$146.4	$127.4

Diluted EPS – U.S. GAAP	$1.40	$1.11	$3.36	$3.20
Diluted EPS impact of these items	0.21	0.19	0.94	0.55
Diluted EPS – Non-GAAP	$1.61	$1.30	$4.30	$3.75

Items Impacting Comparability of Operating Income by Segment	Three Months Ended September 28, 2018
(In millions)	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$75.0	$34.1	$19.9	$(39.5)	$89.5
Operating margin - U.S. GAAP	6.6%	5.7%	4.5%	nm	4.1%

Total of items impacting operating income	$5.3	$1.5	$3.2	$0.3	$10.3

Adjusted operating income - Non-GAAP	$80.3	$35.6	$23.1	$(39.2)	$99.8
Adjusted operating margin - Non-GAAP	7.0%	6.0%	5.2%	nm	4.6%

Items Impacting Comparability of Operating Income by Segment	Nine Months Ended September 28, 2018
	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$194.6	$101.1	$54.2	$(127.5)	$222.4
Operating margin - U.S. GAAP	6.0%	5.7%	4.2%	nm	3.5%

Total of items impacting operating income	$17.8	$7.6	$10.6	$8.3	$44.3

Adjusted operating income - Non-GAAP	$212.4	$108.7	$64.8	$(119.2)	$266.7
Adjusted operating margin - Non-GAAP	6.6%	6.1%	5.1%	nm	4.2%
nm - not meaningful

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

Items Impacting Comparability of Operating Income by Segment	Three Months Ended September 29, 2017
(In millions)	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$67.5	$26.8	$19.8	$(33.3)	$80.8
Operating margin - U.S. GAAP	6.4%	4.8%	4.8%	nm	4.0%

Total of items impacting operating income	$3.6	$2.2	$3.3	$0.8	$9.9

Adjusted operating income - Non-GAAP	$71.1	$29.0	$23.1	$(32.5)	$90.7
Adjusted operating margin - Non-GAAP	6.8%	5.2%	5.6%	nm	4.5%

Items Impacting Comparability of Operating Income by Segment	Nine Months Ended September 29, 2017
	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$194.2	$84.3	$57.3	$(103.5)	$232.3
Operating margin - U.S. GAAP	6.3%	5.1%	4.7%	nm	3.9%

Total of items impacting operating income	$10.8	$5.9	$10.0	$1.2	$27.9

Adjusted operating income - Non-GAAP	$205.0	$90.2	$67.3	$(102.3)	$260.2
Adjusted operating margin - Non-GAAP	6.7%	5.5%	5.6%	nm	4.4%
nm - not meaningful

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

2018 and 2017 Effective Tax Rate – U.S. GAAP and Non-GAAP
	Three Months Ended		Nine Months Ended
(In millions)	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Income before taxes – U.S. GAAP	$68.6	$62.4	$163.3	$176.1
Income tax expense – U.S. GAAP	$21.0	$24.8	$48.8	$67.5
Effective income tax rate	30.6%	39.7%	29.9%	38.3%

Total of items impacting pre-tax income above	$10.3	$9.9	$44.3	$27.9
Total of items impacting income taxes above	$3.1	$3.3	$12.4	$9.1

Income before income taxes – Non-GAAP	$78.9	$72.3	$207.6	$204.0
Income tax expense – Non-GAAP	$24.1	$28.1	$61.2	$76.6
Adjusted effective income tax rate	30.6%	38.8%	29.5%	37.6%

2018 EBITDA and Adjusted EBITDA by Segment
	Three Months Ended September 28, 2018
(In millions)	NSS	EES	UPS	Corporate	Total
Net income	$75.0	$34.1	$19.9	$(81.4)	$47.6
Interest expense	—	—	—	19.3	19.3
Income taxes	—	—	—	21.0	21.0
Depreciation	0.9	0.6	1.1	5.6	8.2
Amortization of intangible assets	5.0	1.4	3.2	—	9.6
EBITDA	$80.9	$36.1	$24.2	$(35.5)	$105.7
EBITDA leverage	1.5x	2.9x	-0.1x	nm	1.0x
EBITDA as a % of sales	7.1%	6.0%	5.4%	nm	4.9%

Foreign exchange and other non-operating (income)	$—	$—	$—	$1.6	$1.6
Stock-based compensation	0.4	0.3	(0.1)	2.6	3.2
Restructuring charge	—	—	—	0.2	0.2
Acquisition and integration costs	0.2	—	—	0.1	0.3
U.K. facility relocation costs	0.1	0.1	—	—	0.2
Adjusted EBITDA	$81.6	$36.5	$24.1	$(31.0)	$111.2
Adjusted EBITDA leverage	1.5x	3.0x	-0.4x	nm	1.0x
Adjusted EBITDA as a % of sales	7.2%	6.1%	5.4%	nm	5.1%

	Nine Months Ended September 28, 2018
	NSS	EES	UPS	Corporate	Total
Net income	$194.6	$101.1	$54.2	$(235.4)	$114.5
Interest expense	—	—	—	56.5	56.5
Income taxes	—	—	—	48.8	48.8
Depreciation	2.6	1.8	2.9	16.0	23.3
Amortization of intangible assets	13.0	5.7	9.9	—	28.6
EBITDA	$210.2	$108.6	$67.0	$(114.1)	$271.7
EBITDA leverage	0.2x	2.2x	-0.6x	nm	-0.5x
EBITDA as a % of sales	6.5%	6.1%	5.2%	nm	4.3%

Foreign exchange and other non-operating expense	$—	$—	$—	$2.6	$2.6
Stock-based compensation	1.2	1.1	0.4	12.3	15.0
Restructuring charge	2.1	1.3	0.7	5.3	9.4
Acquisition and integration costs	2.5	—	—	0.4	2.9
U.K. facility relocation costs	0.2	0.6	—	—	0.8
Adjusted EBITDA	$216.2	$111.6	$68.1	$(93.5)	$302.4
Adjusted EBITDA leverage	0.6x	2.6x	-0.7x	nm	0.4x
Adjusted EBITDA as a % of sales	6.7%	6.3%	5.3%	nm	4.8%

nm - not meaningful

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

2017 EBITDA and Adjusted EBITDA by Segment
	Three Months Ended September 29, 2017
(In millions)	NSS	EES	UPS	Corporate	Total
Net income	$67.5	$26.8	$19.8	$(76.5)	$37.6
Interest expense	—	—	—	18.9	18.9
Income taxes	—	—	—	24.8	24.8
Depreciation	0.7	0.5	1.1	5.1	7.4
Amortization of intangible assets	3.6	2.2	3.3	—	9.1
EBITDA	$71.8	$29.5	$24.2	$(27.7)	$97.8
EBITDA leverage	nm	-1.5x	1.5x	nm	-1.2x
EBITDA as a % of sales	6.8%	5.3%	5.9%	nm	4.9%

Foreign exchange and other non-operating expense	$—	$—	$—	$(0.5)	$(0.5)
Stock-based compensation	0.5	0.2	0.6	3.1	4.4
Acquisition and integration costs	—	—	—	0.8	0.8
Adjusted EBITDA	$72.3	$29.7	$24.8	$(24.3)	$102.5
Adjusted EBITDA leverage	nm	-1.5x	1.6x	nm	-1.7x
Adjusted EBITDA as a % of sales	6.9%	5.4%	6.0%	nm	5.1%

	Nine Months Ended September 29, 2017
	NSS	EES	UPS	Corporate	Total
Net income	$194.2	$84.3	$57.3	$(227.2)	$108.6
Interest expense	—	—	—	55.7	55.7
Income taxes	—	—	—	67.5	67.5
Depreciation	2.2	1.7	3.1	14.5	21.5
Amortization of intangible assets	10.8	6.4	9.9	—	27.1
EBITDA	$207.2	$92.4	$70.3	$(89.5)	$280.4
EBITDA leverage	-2.0x	3.0x	2.0x	nm	3.3x
EBITDA as a % of sales	6.8%	5.6%	5.8%	nm	4.7%

Foreign exchange and other non-operating expense	$—	$—	$—	$0.5	$0.5
Stock-based compensation	1.5	1.0	1.2	9.6	13.3
Restructuring charge	—	(0.5)	0.1	0.4	—
Acquisition and integration costs	—	—	—	0.8	0.8
Adjusted EBITDA	$208.7	$92.9	$71.6	$(78.2)	$295.0
Adjusted EBITDA leverage	-4.4x	1.2x	1.5x	nm	-0.7x
Adjusted EBITDA as a % of sales	6.8%	5.6%	5.9%	nm	5.0%

nm - not meaningful